UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 17, 2026

EXOZYMES INC.

(Exact name of registrant as specified in its charter)

Nevada	001-42204	83-4550057
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

750 Royal Oaks Drive, Suite 106

Monrovia, CA 91016

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (626) 415-1488

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	EXOZ	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Underwritten Offering

eXoZymes Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”), dated as of June 5, 2026, with Public Ventures LLC, doing business as MDB Capital (“MDB”), as the sole underwriter and book runner, pursuant to which the Company issued and sold, in a firm commitment underwritten offering (the “Offering”), an aggregate of 592,270 shares of common stock (the “Shares”), $0.000001 par value per share (the “Common Stock”), of the Company and warrants to purchase up to an additional 296,135 shares of Common Stock (the “Warrants”). The Shares and Warrants were sold as a unit of two shares and one Warrant, immediately separable and deliverable. The offering price of the unit was $18.00. The Warrants were issued pursuant to a Warrant Agent Agreement (“Warrant Agent Agreement”) between the Company and VStock Transfer, LLC, as warrant agent, dated June 5, 2026. The Offering closed on June 9, 2025.

The Company granted a 45-day option to MDB to purchase up to 88,840 additional shares of common stock and 44,420 additional Warrants to cover over-allotments, exercisable as a unit of two shares of common stock and one Warrant, representing up to 15% of the units sold in the Offering. One June 17, 2026, MDB exercised a portion of the over-allotment option purchasing 34,440 units, consisting of 68,880 shares of Common Stock and 34,440 Warrants (the “Over-Allotment Units”).

Inclusive of the proceeds from sale of the Over-Allotment Units, the Company received gross proceeds from the Offering of approximately $5.95 million, before deducting underwriting discounts and commissions and estimated expenses payable by the Company.

The Company plans to use the net proceeds from the Offering to support development and commercialization activities related to N-trans-caffeoyltyramine (“NCT”), advance additional product opportunities, fund research and development activities, and for working capital and other general corporate purposes.

The Offering was made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-292781), which was declared effective on January 23, 2026, and a related base prospectus and final prospectus supplement thereunder filed on June 8, 2026.

The foregoing descriptions of the terms and conditions of the Underwriting Agreement and Warrant Agent Agreement do not purport to be complete and are qualified in their entirety by the full text of each of such documents, copies of which incorporated herein by reference from the Current Report on Form 8-K, filed by the Company on June 8, 2026.

Item 7.01	Regulation FD Disclosure

On June 17, 2026, the Company issued a press release announcing the closing of the Offering and exercise of the over-allotment. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information contained in this Item 7.01 shall be considered “furnished” and not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibits	Description of Exhibit

5.1 **	Opinion of Spencer Fane LLP, dated June 5, 2026 (relating to the Shares)

10.1 **	Underwriting Agreement between the Registrant and MDB Capital, dated June 5, 2026

10.2 **	Warrant Agent Agreement between the Registrant and VStock Transfer, LLC dated June 5, 2026

10.3 **	Underwriter’s Warrant Agreement, dated June 9, 2026

23.1 **	Consent of Spencer Fane LLP (contained in Exhibit 5.1)

99.1 *	Press Release, dated June 17, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

*	Filed herewith
**	Incorporated by reference to the Exhibits 5.1, 10.1, 10.2, 10.3 and 23.1, respectively, filed with the Current Report of the Registrant filed on June 8, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2026	EXOZYMES INC.

	By	/s/ Fouad Nawaz
Fouad Nawaz,
Vice President, Finance